Exhibit 10.2

                           CHANGE IN CONTROL AGREEMENT

         This Change in Control Agreement (this "Agreement"), dated as of ______ __, 2006, is between Itron, Inc., a Washington corporation (the "Company"), and
_______________ (the "Executive").

         The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to ensure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive arising from the personal uncertainties and risks created by a pending or threatened Change in Control, to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and to provide the Executive with reasonable compensation and benefits arrangements upon a Change in Control.

         In order to accomplish these objectives, the Board has caused the Company to enter into this Agreement with the Executive.

                                  1. EMPLOYMENT

1.1      Certain Definitions

         (a) "Cause" shall mean cause given by the Executive to the Company and shall include the occurrence of one or more of the following events:

                  (i) Executive's willful injury of the Company, or Executive's breach of fiduciary duty to the Company involving personal profit;

                  (ii) Conviction of Executive under any applicable criminal law involving the commission of a crime against the Company or any felony;

                  (iii) Habitual or repeated misuse by Executive of alcohol or controlled substances that materially impairs Executive's ability to perform his duties under this Agreement; or

                  (iv) Any willful act of Executive involving moral turpitude materially and adversely affecting the business, goodwill or reputation of the Company.
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         (b) "Change in Control" shall mean:

                  (i) consummation of an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), excluding, however, the following: (a) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (d) a Related Party Transaction;

                  (ii) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board;

                  (iii) consummation of a merger or consolidation of the Company with or into any other company or other entity, excluding, in each case, a Related Party Transaction;

                  (iv) consummation of a statutory share exchange pursuant to which the Company's outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of the Company's outstanding voting securities, excluding, in each case, a Related Party Transaction; or

                  (v) consummation of a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company's assets, excluding, in each case, a Related Party Transaction.

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                  Where a series of transactions undertaken with a common
         purpose is deemed to be a Change in Control, the date of such Change in Control shall be the date on which the last of such transactions is consummated.

         (c) "Change in Control Date" shall mean the first date during the Term of Agreement (as defined in Section 1.1(b)) on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose in connection with or anticipation of the Change in Control, then for all purposes of this Agreement the "Change in Control Date" shall mean the date immediately prior to the date of such termination of employment.

         (d) "Entity" shall mean any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

         (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (f) "Good Reason" shall mean the occurrence of any of the following events, without the consent of the Executive:

                  (i) A demotion or other material reduction in the nature or status of the Executive's responsibilities as contemplated by Section 1.3, excluding for this purpose an isolated and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; provided that a change in the person or office to which the Executive reports, without a corresponding reduction in duties, status and responsibilities, resulting primarily from organizational changes incident to a merger or acquisition, shall not constitute "Good Reason";

                  (ii) Any failure by the Company to comply with any of the provisions of Section 3 hereof, other than an isolated and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (iii) The Company's requiring the Executive to be based at any office or location other than that described in Section 1.4 hereof; or

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                  (iv) Any failure by the Company to comply with and satisfy
         Section 10 hereof, provided that the Company's successor has received at least ten days' prior written notice from the Company or the Executive of the requirements of Section 10 hereof.

         (g) "Parent Company" shall mean a company or other entity which as a result of a Change in Control owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries.

         (h) "Related Company" shall mean any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

         (i) "Related Party Transaction" shall mean a Change in Control pursuant to which:

                  (i) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Change in Control will immediately upon the consummation of the Change in Control beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Change in Control, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

                  (ii) no Entity (other than the Company, any employee benefit plan or related trust of the Company or a Related Company, the Successor Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (i) above is satisfied in connection with the applicable Change in Control, such Parent Company) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Change in Control; and

                  (iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Change in Control constitute at least a majority of the members of the board of directors of the Successor Company (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (i) above is satisfied in connection with the applicable Change in Control, of the Parent Company).

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         (j) "Successor Company" shall mean the surviving company, the successor company or Parent Company, as applicable, in connection with a Change in Control.

         (k) "Term of Agreement" shall mean an initial period commencing on the date hereof and ending 18 months after the date hereof; provided, however, that commencing on the date that is 12 months after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), the Term of Agreement shall be automatically extended so as to terminate 18 months from such Renewal Date, unless prior to the Renewal Date the Company shall give notice to the Executive that the Term of Agreement shall not be so extended.

1.2      Post-Change in Control Period

         The Company hereby agrees to continue the Executive in its employ or in the employ of its affiliated companies, and the Executive hereby agrees to remain in the employ of the Company, the Successor Company or their affiliated companies, in accordance with the terms and provisions of this Agreement, for the period commencing on the Change in Control Date and ending [one] [two] years after such date (the "Post-Change in Control Period").

1.3      Position and Duties

         During the Post-Change in Control Period, the Executive's position, authority, duties and responsibilities shall be reasonably commensurate with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Change in Control Date.

1.4      Location

         During the Post-Change in Control Period, the Executive's services shall be performed at any office located no more than 50 miles from the office where Executive was performing services as of the Change in Control Date.

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1.5      Employment at Will

         The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company or its affiliated companies is "at will" and, prior to the Change in Control Date, may be terminated by either the Executive or the Company or its affiliated companies for any reason and at any time. Moreover, if prior to the Change in Control Date, the Executive's employment with the Company or its affiliated companies terminates for any reason,then the Executive shall have no further rights under this Agreement.

1.6      Board of Directors

         If the Executive is or becomes a member of the Board, his or her continuation as such shall be subject to the will of the Company's shareholders and the Board, as provided in the Company's bylaws and articles of incorporation. Therefore, removal of the Executive from, or nonelection of the Executive to, the Board by the Company's shareholders or the Board, as provided in the Company's bylaws and articles of incorporation, shall in no event be deemed a breach of this Agreement by the Company nor shall it entitle the Executive to any benefits hereunder.

                             2. ATTENTION AND EFFORT

         During the Post-Change in Control Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive will devote his time, attention and effort during normal business hours to the business and affairs of the Company and discharge the responsibilities assigned to him hereunder, and will use his reasonable best efforts to perform such responsibilities faithfully and efficiently. It shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (c) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities in accordance with this Agreement. It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive prior to the Post-Change in Control Period, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) during the Post-Change in Control Period shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

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                                 3. COMPENSATION

         During the Post-Change in Control Period, the Company agrees to pay or cause to be paid to the Executive, and the Executive agrees to accept in exchange for the services rendered hereunder by him/her, the following compensation:

3.1      Salary

         The Executive shall receive an annual base salary (the "Annual Base Salary"), at least equal to the annual base salary established by the Board or the Compensation Committee of the Board (the "Compensation Committee") for the fiscal year in which the Change in Control Date occurs or, if the Executive's annual salary has not been established for such fiscal year prior to the Change in Control Date, then the Annual Base Salary shall be at least equal to the Executive's annual base salary for the preceding fiscal year. The Annual Base Salary shall be paid in substantially equal installments and at the same intervals as the salaries of other officers of the Company are paid. During the Post-Change in Control Period, the Board or the Compensation Committee shall review the Annual Base Salary at least annually and shall determine any increases in future years.

3.2      Bonus

         In addition to Annual Base Salary, the Executive shall be awarded an annual bonus in cash at least equal to the maximum annual bonus established for the Executive for the fiscal year in which the Change in Control Date occurs ("Annual Bonus"). If an Annual Bonus has not been established for such fiscal year prior to the Change in Control Date, the Annual Bonus shall be at least _____% of Annual Base Salary. The Annual Bonus in subsequent years of this Agreement shall not be less than the initial Annual Bonus payable hereunder. Each such Annual Bonus shall be paid no later than 60 days after the end of the fiscal year for which the Annual Bonus is awarded, unless the Executive elects to defer the receipt of such Annual Bonus in accordance with applicable terms in any deferred compensation plan executed by the Executive.

3.3      Long Term Performance Plan Awards

         If the Executive receives a payout of outstanding awards under the Company's Long Term Performance Plan ("LTPP") in accordance with the change-of-control provisions of the LTPP, then the Executive will receive payouts under the LTPP (or a successor plan) in subsequent years of this Agreement that are no less than such initial payment. Except as provided in
Section 6.1, the LTPP award for any year shall be paid to the executive in accordance with the LTPP's terms, as in effect on the Change in Control Date; provided, however, that distributions shall be made in shares of the Successor Company (if Company stock ceases to be publicly traded on or after the Change in Control Date).
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                                   4. BENEFITS

4.1      Incentive, Retirement and Welfare Benefit Plans; Vacation

         During the Post-Change in Control Period, the Executive shall be entitled to participate in the fringe benefit programs provided by the Successor Company to its similarly situated executives. If, however, when considered in the aggregate, such fringe benefit programs are of less value to the Executive than the Company's fringe benefit programs in effect immediately prior to the Change in Control Date, then the Executive shall be entitled to the same fringe benefits as the Executive was eligible for immediately prior to the Change in Control Date (or, at the election of the Successor Company, to monthly cash payments equal to the difference in value (grossed up for applicable taxes with respect to those fringe benefits that would not have been includible in the Executive's taxable income) between the benefits actually provided to the Executive by the Successor Company for such month and the monthly fringe benefits for which the Executive was eligible immediately prior to the Change in Control Date), including, without limitation, paid vacations; any incentive, savings and retirement plan, practice, policy or program; and all welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs).

4.2      Expenses

         During the Post-Change in Control Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by him/her in accordance with the policies, practices and procedures of the Company and its affiliated companies in effect for the executives of the Company and its affiliated companies during the Post-Change in Control Period.

                                 5. TERMINATION

         Employment of the Executive during the Post-Change in Control Period may be terminated as follows:

5.1      By the Company or the Executive

         Upon giving Notice of Termination (as defined below), the Company may terminate the employment of the Executive with or without Cause, and the Executive may terminate his or her employment for Good Reason or for any reason, at any time during the Post-Change in Control Period.

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5.2      Automatic Termination

         This Agreement and the Executive's employment during the Post-Change in Control Period shall terminate automatically upon the death or Total Disability of the Executive. The term "Total Disability" as used herein shall mean the Executive's inability (with or without such accommodation as may be required by law and which places no undue burden on the Company), as determined by a physician selected by the Company and acceptable to the Executive, to perform the duties set forth hereunder for a period or periods aggregating 120 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond the Executive's control, unless the Executive is granted a leave of absence by the Board.

5.3      Notice of Termination

         Any termination by the Company or by the Executive during the Post-Change in Control Period shall be communicated by Notice of Termination to the other party given in accordance with Section 10 hereof. The term "Notice of Termination" shall mean a written notice which (a) indicates the specific termination provision in this Agreement relied upon and (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

5.4      Date of Termination

         During the Post-Change in Control Period, the term "Date of Termination" shall mean (a) if the Executive's employment is terminated by reason of death, at the end of the calendar month in which the Executive's death occurs, (b) if the Executive's employment is terminated by reason of Total Disability, immediately upon a determination by the Company of the Executive's Total Disability, and (c) in all other cases, ten days after the date of mailing or personal delivery of the Notice of Termination. The Executive's employment and performance of services will continue during such ten-day period; provided, however, that the Company may, upon notice to the Executive and without reducing the Executive's compensation during such period, excuse the Executive from any or all of his or her duties during such period.

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                             6. TERMINATION PAYMENTS

         In the event of termination of the Executive's employment during the Post-Change in Control Period, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this Section 6.

6.1 Termination by the Company for Other Than Cause or by the Executive for Good Reason

         If the Company terminates the Executive's employment other than for Cause or the Executive terminates his or her employment for Good Reason prior to the end of the Post-Change in Control Period, the Executive shall be entitled to:

         (a) receive payment of the following accrued obligations (the "Accrued Obligations"):

                  (i) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid;

                  (ii) the product of (x) the Annual Bonus payable with respect to the fiscal year in which the Date of Termination occurs and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and

                  (iii) any compensation previously deferred by the Executive (adjusted for any earnings, gains or losses allocated thereto) as such deferred compensation becomes payable under the deferral plan pursuant to which such compensation was deferred, and any accrued vacation pay, in each case to the extent not theretofore paid;

         (b) for a period of 18 months after the Date of Termination, or if less, until such time as COBRA continuation coverage under the Successor Company's group health insurance plan ceases to be available to the Executive and his/her family, payment or reimbursement of the premiums for any COBRA continuation coverage elected by the Executive and his/her family under the Successor Company's group health insurance plan;

         (c) for a period of 24 months after the Date of Termination, payment or reimbursement of any premiums (and any income taxes payable by the Executive on such payments or reimbursements) for any individual life insurance policy on the Executive's life resulting from the Executive's conversion of his/her coverage under the Successor Company's group-term life insurance plan to such policy; and

         (d) subject to adjustment as provided in Section 6.5, an amount as severance pay equal to the product of (i) [one] [two] [three] and (ii) the sum of the Executive's (x) Annual Base Salary, (y) Annual Bonus payable for the fiscal year in which the Date of Termination occurs, and (z) the payout received by the Executive (or to which the Executive is entitled) under Section 3.3 above for the year in which the Change in Control Date occurs. Severance pay under this paragraph (d) shall be paid in a lump sum within two and one-half (2 1/2) months after the Date of Termination.

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         Stock options granted to the Executive will vest and be exercisable in accordance with the terms of the applicable grant and the applicable Stock Option Plan; and outstanding awards under the LTPP will vest and be paid out in accordance with the terms of the LTPP.

6.2      Termination for Cause or Other Than for Good Reason

         If the Executive's employment shall be terminated by the Company for Cause or by the Executive for other than Good Reason during the Post-Change in Control Period, this Agreement shall terminate without further obligation to the Executive other than the obligation to pay to the Executive his or her Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive (adjusted for any earnings, gains or losses allocated thereto), in each case to the extent theretofore unpaid. Payments of any compensation previously deferred by the Executive (and any related earnings, gains and losses) will be made in accordance with the terms of the deferral plan pursuant to which such compensation was deferred.

6.3      Expiration of Term

         In the case of a termination of the Executive's employment as a result of the expiration of the term of this Agreement, the Executive shall not be entitled to receive any payments hereunder, other than the Accrued Obligations.

6.4      Termination Because of Death or Total Disability

         If the Executive's employment is terminated by reason of the Executive's death or Total Disability during the Post-Change in Control Period, this Agreement shall terminate automatically without further obligations to the Executive or his or her legal representatives under this Agreement, other than for payment of Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable in the case of the Executive's death).

6.5      Excise Taxes

         (a) In the event that the Executive becomes entitled to the payments or other benefits described in Section 6.1 hereof and the Executive becomes subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision (the "Excise Tax") as a result of such payments and benefits and any other payments or benefits from the Company required to be taken into account under Code Section 280G(b)(2) (collectively, "Parachute Payments"), the Company shall pay to Executive an additional amount (the "Make-Whole Payment") equal to the sum of (i) the Excise Tax payable to the Executive prior to the Make-Whole Payment and (ii) the Federal, state and local income tax and Excise Tax (including any interest or penalties thereon) payable upon all payments made under subparagraphs (i) and
(ii) of this Section 6.5(a). Notwithstanding the foregoing, if reducing the payment due to the Executive under Section 6.1 by up to five percent (5%) would not subject the Executive to the Excise Tax, then the Company may reduce the payment to the Executive by such amount (not to exceed five percent (5%)) as would not subject the Executive to the Excise Tax.

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         (b) All determinations required to be made under this Section 6.5, including whether the Executive has received a Parachute Payment, shall be made by the Company's independent tax advisor (the "Tax Advisor") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that the Executive has received a payment under Section 6.1, or such earlier time as is requested by the Company. In the event that the Tax Advisor is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another recognized independent tax advisor to make the determinations required hereunder (which independent tax advisor shall then be referred to as the Tax Advisor hereunder). All fees and expenses of the Tax Advisor shall be borne solely by the Company. If the Tax Advisor determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of the Executive such payments as are then due to the Executive under this Agreement. Any determination by the Tax Advisor shall be binding upon the Company and Executive.

         (c) The Executive shall promptly pay to the Company any refunds of Excise Tax received by the Executive. The Company shall promptly reimburse the Executive for any additional federal, state or local taxes incurred by the Executive as a result of any payments to the Executive pursuant to Section 6.5(b).

6.6      Payment Schedule

         Unless otherwise provided herein, all payments under this Section 6 shall be made to the Executive at the same intervals as such payments were made to him/her immediately prior to termination.

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               7. REPRESENTATIONS, WARRANTIES AND OTHER CONDITIONS

         In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company as follows:

7.1      Health

         The Executive is in good health and knows of no physical or mental disability which, with or without any accommodation which may be required by law and which places no undue burden on the Company, would prevent him/her from fulfilling his or her obligations hereunder.

7.2      No Violation of Other Agreements

         The Executive represents that neither the execution nor the performance of this Agreement by the Executive will violate or conflict in any way with any other agreement by which the Executive may be bound.

                          8. NOTICE AND CURE OF BREACH

         Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than any action that constitutes "Cause" under this Agreement, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least ten days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the ten-day period.

                                9. FORM OF NOTICE

         Every notice required by the terms of this Agreement shall be given in writing by serving the same upon the party to whom it was addressed personally or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

         If to the Executive:
                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------

         If to the Company:         Itron, Inc.
                                    2818 N. Sullivan Road
                                    Spokane, Washington  99215
                                    Attn:  General Counsel

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or such other address as shall be provided in accordance with the terms hereof.
Except as set forth in Section 5.4 hereof, if notice is mailed, such notice shall be effective upon mailing.

                                 10. ASSIGNMENT

         This Agreement is personal to the Executive and shall not be assignable by the Executive. The Company may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party or (b) any corporation, partnership, association or other person to which the Company may transfer all or substantially all of the assets and business of the Company existing at such time. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean Itron, Inc. and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                                   11. WAIVERS

         No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, tides, interests or remedies hereunder, and no course of dealing or performance with respect hereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

                            12. AMENDMENTS IN WRITING

         No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Company and the Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and the Executive.

                          13. SECTION 409A OF THE CODE

         Notwithstanding any other provision of this Agreement, the Company and the Executive intend that any payments, benefits or other provisions applicable to this Agreement comply with the payout and other limitations and restrictions imposed under Section 409A of the Code ("Section 409A"), as clarified or modified by guidance from the U.S. Department of Treasury or the Internal Revenue Service - in each case if and to the extent Section 409A is otherwise applicable to this Agreement and such compliance is necessary to avoid the penalties otherwise imposed under Section 409A. In this connection, the Company and the Executive agree that the payments, benefits and other provisions applicable to this Agreement, and the terms of any deferral and other rights regarding this Agreement, shall be deemed modified if and to the extent necessary to comply with the payout and other limitations and restrictions imposed under Section 409A, as clarified or supplemented by guidance from the U.S. Department of Treasury or the Internal Revenue Service - in each case if and to the extent Section 409A is otherwise applicable to this Agreement and such compliance is necessary to avoid the penalties otherwise imposed under
Section 409A..

                               14. APPLICABLE LAW

         This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Washington, without regard to any rules governing conflicts of laws.

                                15. SEVERABILITY

         If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

                              16. ENTIRE AGREEMENT

         This Agreement on and as of the date hereof constitutes the entire agreement between the Company and the Executive with respect to Executive's duties and benefits upon and after a Change in Control and any other subject matters addressed herein. All prior or contemporaneous oral or written communications, understandings or agreements between the Company and the Executive with respect to such subject matters, are hereby superseded and nullified in their entireties. Any and all future oral or written communications, understandings or agreements between the Company and the Executive with respect to such subject matter shall not alter, amend, expand or otherwise change the duties and benefits provided herein, unless in compliance with the requirements of Paragraph 12 herein.

                                 17. WITHHOLDING

         The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                                18. COUNTERPARTS

         This Agreement may be executed in counterparts, each of which counterpart shall be deemed an original, but all of which together shall constitute one and the same Instrument.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the date set forth above.

                                 EXECUTIVE

                                 ---------------------------------------------




                                 ITRON, INC.


                                 By:
                                    -------------------------------------------

                                 Name:
                                      -----------------------------------------

                                 Title:
                                       ----------------------------------------

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